CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-284292 on Form S-6 of our report dated March 14, 2025, relating to the financial statement of FT 12036, comprising Vest Large Cap Deep Buffered 30 Portfolio, Series 36, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 14, 2025